EXHIBIT 16.1

May 9, 2008

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: MORTGAGEBROKERS.COM HOLDINGS, INC.

File No. 333-105778

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of MORTGAGEBROKERS.COM HOLDINGS, INC. dated April 28, 2008 and agree with the statements relating only to DNTW Chartered Accountants, LLP, contained therein.

/s/ DNTW Chartered Accountants, LLP

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8953 Woodbine Avenue, Markham, Ontario  L3R 0J9
Phone: 905.474.5593   Fax: 905.474.5591 Website: www.dntw.com
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